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                                                                    EXHIBIT 23.3
                                                                    ------------

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Post-Effective Amendment No. 3 to the February 22, 2000, registration statement (The "Registration Statement") of T REIT, Inc. on Form S-11 of our report dated March 13, 2001 relating to the December 31, 2000 consolidated financial statements of T REIT, Inc. and subsidiary, our report dated October 6, 2000 relating to the December 31, 1999 historical statement of revenues and direct operating expenses (The "Historical Statement") of the Christie Street Property, our report dated February 9, 2001 relating to the December, 1999 Historical Statement of Northstar Crossing Property, our report dated February 9, 2001 relating to the December 31, 1999 Historical Statement of Thousand Oaks Property and our report dated April 6, 2001 relating to the 2000 Historical Statement of Pahrump Valley Junction Shopping Center all appearing in the Prospectus, which is a part of this Amendment No. 2 to the Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/Squar, Milner, Reehl & Williamson, LLP


Newport Beach, California
October _______, 2001